                                                                    EXHIBIT 10.2

                        LSI LOGIC STORAGE SYSTEMS, INC.
                           2004 EQUITY INCENTIVE PLAN
                         (EFFECTIVE FEBRUARY 12, 2004)

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
SECTION 1      Background and Purpose......................................     1
  1.1........  Background and Effective Date                                    1
  1.2........  Purpose of the Plan                                              1


SECTION 2      Definitions.................................................     1
  2.1          "1934 Act"..................................................     1
  2.2          "Affiliate".................................................     1
  2.3          "Affiliated SAR"............................................     1
  2.4          "Award".....................................................     1
  2.5          "Award Agreement"...........................................     1
  2.6          "Board" or "Board of Directors".............................     1
  2.7          "Cash Flow".................................................     1
  2.8          "Code"......................................................     1
  2.9          "Committee".................................................     1
  2.10         "Company"...................................................     2
  2.11         "Director"..................................................     2
  2.12         "Disability"................................................     2
  2.13         "Earnings Per Share"........................................     2
  2.14         "Employee"..................................................     2
  2.15         "Exchange Program"..........................................     2
  2.16         "Exercise Price"............................................     2
  2.17         "Fair Market Value".........................................     2
  2.18         "Fiscal Year"...............................................     2
  2.19         "Freestanding SAR"..........................................     2
  2.20         "Grant Date"................................................     2
  2.21         "Incentive Stock Option"....................................     2
  2.22         "Nonemployee Director"......................................     2
  2.23         "Nonqualified Stock Option".................................     2
  2.24         "Option"....................................................     2
  2.25         "Participant"...............................................     2
  2.26         "Performance Goals".........................................     2
  2.27         "Performance Share".........................................     2
  2.28         "Performance Unit"..........................................     3
  2.29         "Period of Restriction".....................................     3
  2.30         "Plan"......................................................     3
  2.31         "Profit After Tax"..........................................     3
  2.32         "Profit Before Tax".........................................     3
  2.33         "Restricted Stock"..........................................     3
  2.34         "Retirement"................................................     3
  2.35         "Return on Capital".........................................     3
  2.36         "Return on Equity"..........................................     3
  2.37         "Return on Sales"...........................................     3

                                                                             PAGE
                                                                             ----
  2.38         "Revenue"...................................................     3
  2.39         "Rule 16b-3"................................................     3
  2.40         "Section 16 Person".........................................     3
  2.41         "Shares"....................................................     3
  2.42         "Stock Appreciation Right" or "SAR".........................     3
  2.43         "Subsidiary"................................................     3
  2.44         "Tandem SAR"................................................     3
  2.45         "Termination of Service"....................................     3
  2.46         "Total Shareholder Return"..................................     4

SECTION 3      Administration..............................................     4
  3.1          The Committee...............................................     4
  3.2          Authority of the Committee..................................     4
  3.3          Delegation by the Committee.................................     4
  3.4          Decisions Binding...........................................     4

SECTION 4      Shares Subject to the Plan..................................     4
  4.1          Number of Shares............................................     4
  4.2          Lapsed Awards...............................................     4
  4.3          Adjustments in Awards and Authorized Shares.................     4

SECTION 5      Stock Options...............................................     5
  5.1          Grant of Options............................................     5
  5.2          Award Agreement.............................................     5
  5.3          Exercise Price..............................................     5
  5.4          Expiration of Options.......................................     5
  5.5          Exercisability of Options...................................     6
  5.6          Payment.....................................................     6
  5.7          Restrictions on Share Transferability.......................     6
  5.8          Certain Additional Provisions for Incentive Stock Options...     6

SECTION 6      Restricted Stock............................................     6
  6.1          Grant of Restricted Stock...................................     6
  6.2          Restricted Stock Agreement..................................     7
  6.3          Transferability.............................................     7
  6.4          Other Restrictions..........................................     7
  6.5          Removal of Restrictions.....................................     7
  6.6          Voting Rights...............................................     7
  6.7          Dividends and Other Distributions...........................     7
  6.8          Return of Restricted Stock to Company.......................     7

                                                                             PAGE
                                                                             ----


SECTION 7      Stock Appreciation Rights...................................     7
  7.1          Grant of SARs...............................................     7
  7.2          SAR Agreement...............................................     8
  7.3          Expiration of SARs..........................................     8
  7.4          Payment of SAR Amount.......................................     8

SECTION 8      Performance Units and Performance Shares....................     8
  8.1          Grant of Performance Units/Shares...........................     8
  8.2          Value of Performance Units/Shares...........................     8
  8.3          Performance Objectives and Other Terms......................     8
  8.4          Earning of Performance Units/Shares.........................     9
  8.5          Form and Timing of Payment of Performance Units/Shares......     9
  8.6          Cancellation of Performance Units/Shares....................     9

SECTION 9      Nonemployee Director Options................................     9
  9.1          Granting of Options.........................................     9
  9.2          Terms of Options............................................     9

SECTION 10     Nonemployee Director Awards of Restricted Stock.............    10
  10.1         Granting of Restricted Stock................................    10
  10.2         Terms of Restricted Stock...................................    10

SECTION 11     Miscellaneous...............................................    11
  11.1         Deferrals...................................................    11
  11.2         No Effect on Employment or Service..........................    11
  11.3         Participation...............................................    11
  11.4         Indemnification.............................................    11
  11.5         Successors..................................................    11
  11.6         Limited Transferability of Awards...........................    11
  11.7         Beneficiary Designations....................................    11
  11.8         No Rights as Stockholder....................................    12

SECTION 12     Amendment, Termination, and Duration........................    12
  12.1         Amendment, Suspension, or Termination.......................    12
  12.2         Duration of the Plan........................................    12

SECTION 13     Tax Withholding.............................................    12
  13.1         Withholding Requirements....................................    12
  13.2         Withholding Arrangements....................................    12

SECTION 14     Legal Construction..........................................    12
  14.1         Gender and Number...........................................    12
  14.2         Severability................................................    12
  14.3         Requirements of Law.........................................    13
  14.4         Securities Law Compliance...................................    13
  14.5         Governing Law...............................................    13
  14.6         Captions....................................................    13
Execution..................................................................    13

                        LSI LOGIC STORAGE SYSTEMS, INC.
                           2004 EQUITY INCENTIVE PLAN

                                   SECTION 1

                             BACKGROUND AND PURPOSE

     1.1 Background and Effective Date. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, and Restricted Stock, SARs, Performance Units, and Performance Shares. The Plan is effective as of February 12, 2004, subject to ratification by an affirmative vote of the holders of a majority of the Shares.

     1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Affiliates and (b) directors of the Company who are employees of neither the Company nor of any affiliate. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company's shareholders and to permit the payment of compensation that qualifies as performance-based compensation under section 162(m) of the Code.

                                   SECTION 2

                                  DEFINITIONS

     The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

          2.1 "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

          2.2 "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

          2.3 "Affiliated SAR" means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

          2.4 "Award" means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, SARs, Performance Units, and/or Performance Shares.

          2.5 "Award Agreement" means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

          2.6 "Board" or "Board of Directors" means the Board of Directors of the Company.

          2.7 "Cash Flow" means the Company's or a business unit's sum of Profit After Tax plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

          2.8 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

          2.9 "Committee" means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

          2.10 "Company" means LSI Logic Storage Systems, Inc., a Delaware corporation, or any successor thereto.

          2.11 "Director" means any individual who is a member of the Board of Directors of the Company.

          2.12 "Disability" means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

          2.13 "Earnings Per Share" means the Company's or a business unit's Profit After Tax, divided by a weighted average number of all classes of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

          2.14 "Employee" means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

          2.15 "Exchange Program" means a program established by the Committee under which outstanding Awards are amended or surrendered or cancelled in exchange for (a) Awards with a different Exercise Price, (b) a different type of Award, (c) cash, or (d) a combination of (a), (b) and/or (c).

          2.16 "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

          2.17 "Fair Market Value" means the closing price per Share on the Nasdaq National Market on the relevant date, or if there were no sales on such date, the closing price per Share on the nearest day before the relevant date, as determined by the Committee. In the absence of an established market for the Shares, fair market value shall be determined in good faith by the Committee. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

          2.18  "Fiscal Year" means the fiscal year of the Company.

          2.19 "Freestanding SAR" means a SAR that is granted independently of any Option.

          2.20 "Grant Date" means, with respect to an Award, the date that the Award was granted.

          2.21 "Incentive Stock Option" means an Option to purchase Shares that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

          2.22 "Nonemployee Director" means a Director who is an employee of neither the Company nor of any Affiliate.

          2.23 "Nonqualified Stock Option" means an option to purchase Shares that is not intended to be an Incentive Stock Option.

          2.24 "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

          2.25 "Participant" means an Employee or Nonemployee Director who has an outstanding Award.

          2.26 "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Flow, (b) Earnings per Share, (c) Profit After Tax, and (d) Profit Before Tax, (e) Return on Capital, (f) Return on Equity, (g) Return on Sales, (h) Revenue, (i) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Committee shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.

          2.27 "Performance Share" means an Award granted to a Participant pursuant to Section 8.

          2.28 "Performance Unit" means an Award granted to a Participant pursuant to Section 8.

          2.29 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 6, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events or conditions, as determined by the Committee, in its discretion; provided, however, that with respect to Awards granted pursuant to Section 10, the restrictions shall be based on the passage of time in accordance with Section 10.2.3.

          2.30 "Plan" means the LSI Logic Storage Systems, Inc. Corporation 2004 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

          2.31 "Profit After Tax" means the Company's or a business unit's income after taxes, determined in accordance with generally accepted accounting principles.

          2.32 "Profit Before Tax" means the Company's or a business unit's income before taxes, determined in accordance with generally accepted accounting principles.

          2.33 "Restricted Stock" means an Award granted to a Participant pursuant to Section 6.

          2.34 "Retirement" means a Termination of Service occurring on or after the earlier of (a) age sixty-five (65), or (b) age fifty-five (55) and the completion of ten (10) years of service with the Company or an Affiliate.

          2.35 "Return on Capital" means the Company's or a business unit's Profit After Tax divided by Company's or business unit's, as applicable, average invested capital, determined in accordance with generally accepted accounting principles.

          2.36 "Return on Equity" means the percentage equal to the Company's Profit After Tax divided by average stockholder's equity, determined in accordance with generally accepted accounting principles.

          2.37 "Return on Sales" means the percentage equal to the Company's or a business unit's Profit After Tax, divided by the Company's or the business unit's, as applicable, Revenue, determined in accordance with generally accepted accounting principles.

          2.38 "Revenue" means the Company's or business unit's net sales, determined in accordance with generally accepted accounting principles.

          2.39 "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

          2.40 "Section 16 Person" means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

          2.41 "Shares" means the shares of Class A common stock of the Company.

          2.42 "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, that pursuant to Section 7 is designated as an SAR.

          2.43 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          2.44 "Tandem SAR" means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

          2.45 "Termination of Service" means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; and (b) in the case of a Nonemployee Director, a cessation of the Director's service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board.

          2.46 "Total Shareholder Return" means the total return (change in share price plus reinvestment of any dividends) of a Share.

                                   SECTION 3

                                 ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who both are (a) "non-employee directors" under Rule 16b-3, and (b) "outside directors" under
Section 162(m) of the Code.

     3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to
(a) determine which Employees (including Employees who are also Directors) shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees and Nonemployee Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, (f) interpret, amend or revoke any such rules, and (g) effect, at any time and from time to time, an Exchange Program.

     3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan's qualification under Section 162(m) of the Code or Rule 16b-3.

     3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

                                   SECTION 4

                           SHARES SUBJECT TO THE PLAN

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 7,500,000 Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

     4.2 Lapsed Awards. If an Award is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available to be the subject of an Award, except as determined by the Committee.

     4.3 Adjustments in Awards and Authorized Shares. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and class of Shares that may be delivered under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1, 7.1.1 and
8.1. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

                                   SECTION 5
                                 STOCK OPTIONS

     5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than 1,500,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

     5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

     5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

     5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

     5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

     5.3.3  Substitute Options.  Notwithstanding the provisions of Sections
5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Nonemployee Directors on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with
Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

     5.4  Expiration of Options.

     5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

          (a) The date for termination of the Option set forth in the written Award Agreement; or

          (b) The expiration of ten years (10) from the Grant Date.

     5.4.2 Death of Participant. Notwithstanding Section 5.4.1, if a Participant dies prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to one (1) year after the date of death.

     5.4.3 Committee Discretion. Subject to the limits of Sections 5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

     5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

     5.6 Payment. Options shall be exercised by the Participant's delivery of a notice of exercise to the Corporate Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The notice shall be given in the form and manner specified by the Company from time to time.

     Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant's designated broker), Share certificates (which may be in book entry form) representing such Shares.

     5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

     5.8  Certain Additional Provisions for Incentive Stock Options.

     5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

     5.8.2 Termination of Service. No vested Incentive Stock Option may be exercised more than three (3) months after the Participant's Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one (1) year after the Participant's Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and
(b) the Award Agreement or the Committee permit later exercise.

     5.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

     5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

                                   SECTION 6

                                RESTRICTED STOCK

     6.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock to Employees in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant as Restricted Stock, provided that during any Fiscal Year, no Participant shall receive more than 500,000 shares of Restricted Stock.

     6.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

     6.3 Transferability. Except as provided in this Section 6, shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

     6.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 6.4.

     6.4.1 General Restrictions. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

     6.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as "performance-based compensation" under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Restricted Stock that is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

     6.4.3 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

     6.5 Removal of Restrictions. Except as otherwise provided in this Section 6, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 6.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

     6.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

     6.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

     6.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

                                   SECTION 7

                           STOCK APPRECIATION RIGHTS

     7.1 Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Employees at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

     7.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 500,000 Shares.

     7.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of an SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

     7.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

     7.3 Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

     7.4 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

          (b) The number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

                                   SECTION 8

                    PERFORMANCE UNITS AND PERFORMANCE SHARES

     8.1 Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Employees at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, (a) no Participant shall receive Performance Units having an initial value greater than $1,000,000, and (b) no Participant shall receive more than 500,000 Performance Shares.

     8.2 Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

     8.3 Performance Objectives and Other Terms. The Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance objectives must be met shall be called the "Performance Period." Each Award of Performance Units/Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

     8.3.1 General Performance Objectives. The Committee may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

     8.3.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units/Shares as "performance-based compensation" under
Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units/Shares shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units/Shares to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

     8.4 Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit/Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share.

     8.5 Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/ Shares at the close of the applicable Performance Period) or in a combination thereof.

     8.6 Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

                                   SECTION 9

                          NONEMPLOYEE DIRECTOR OPTIONS

     The provisions of this Section 9 are applicable only to Options granted to Nonemployee Directors.

     9.1  Granting of Options.

     9.1.1 Initial Grants. Each Nonemployee Director who first becomes a Nonemployee Director on or after the effective date of this Plan, automatically shall receive, as of the date that the individual first is appointed or elected as a Nonemployee Director, an Option to purchase 25,000 Shares.

     9.1.2 Ongoing Grants. Each Nonemployee Director who both (a) is a Nonemployee Director on the last business day of a Fiscal Year, and (b) has served as a Nonemployee Director for the entire Fiscal Year which includes such last business day, automatically shall receive, as of such last business day only, an Option to purchase 15,000 Shares.

     9.2  Terms of Options.

     9.2.1 Option Agreement. Each Option granted pursuant to this Section 9 shall be evidenced by a written Award Agreement between the Participant and the Company.

     9.2.2 Exercise Price. The Exercise Price for the Shares subject to each Option granted pursuant to this Section 9 shall be 100% of the Fair Market Value of such Shares on the Grant Date.

     9.2.3  Exercisability.

          (a) Each Option granted pursuant to Section 9.1.1 shall become exercisable as to 100% of the Shares on the first anniversary of the Grant Date.

          (b) Each Option granted pursuant to Section 9.1.2 shall become exercisable as to 100% of the Shares on the first anniversary of the Grant Date.

Notwithstanding the preceding, once a Participant ceases to be a Director, his or her Options which are not then exercisable shall never become exercisable and shall be immediately forfeited, except to the limited extent provided in the
Section 9.2.5. Shares subject to forfeited Options shall revert to the Company and again shall become available for grant under the Plan.

     9.2.4 Expiration of Options. Each Option granted pursuant to this Section 9 shall terminate upon the first to occur of the following events:

          (a) The expiration of ten (10) years from the Grant Date; or

          (b) The expiration of seven (7) months from the date of the Participant's Termination of Service for any reason other than the Participant's death, Disability or Retirement; or

          (c) The expiration of one (1) year from the date of the Participant's Termination of Service by reason of Disability or Retirement.

     9.2.5 Death of Participant. Notwithstanding the provisions of Section 9.2.4, if a Participant dies prior to the expiration of his or her Options in accordance with Section 9.2.4, then (a) one hundred percent (100%) of the Shares covered by his or her Options shall immediately become one hundred percent (100%) exercisable, and (b) his or her Options shall terminate one (1) year after the date of his or her death.

     9.2.6  Not Incentive Stock Options.  Options granted pursuant to this
Section 9 shall not be designated as Incentive Stock Options.

     9.2.7  Other Terms.  All provisions of the Plan not inconsistent with this
Section 9 shall apply to Options granted to Nonemployee Directors.

                                   SECTION 10

                NONEMPLOYEE DIRECTOR AWARDS OF RESTRICTED STOCK

     The provisions of this Section 10 are applicable only to Restricted Stock granted to Nonemployee Directors.

     10.1 Granting of Restricted Stock. Each Nonemployee Director who first becomes a Nonemployee Director on or after the effective date of this Plan, automatically shall receive, as of the date that the individual first is appointed or elected as a Nonemployee Director, 2,500 Shares of Restricted Stock.

     10.2  Terms of Restricted Stock.

     10.2.1 Option Agreement. Each Award of Restricted Stock granted pursuant to this Section 10 shall be evidenced by a written Award Agreement between the Participant and the Company.

     10.2.2  Escrow.  Shares of Restricted Stock granted pursuant to this
Section 10 shall be held by the Company as escrow agent until the end of the Period of Restriction applicable to such Shares.

     10.2.3 End of Period of Restriction. The Period of Restriction for each Award of Restricted Stock granted pursuant to Section 10.1 shall end as to 100% of the Shares on the first anniversary of the Grant Date and all such Shares shall be fully vested on such date. Notwithstanding the preceding, once a Participant ceases to be a Director, his or her Shares of Restricted Stock as to which the Period of Restriction has not ended shall be immediately forfeited, except to the limited extent provided in the Section 10.2.5.

     10.2.4 Death of Participant. If a Participant dies prior to the end of the Period of Restriction on his or her Award of Restricted Stock in accordance with Section 10.2.3, then the Period of Restriction applicable to such Award shall immediately end and one hundred percent (100%) of the Shares covered by his or her Award of Restricted Stock shall immediately become one hundred percent (100%) vested.

     10.2.5  Other Terms.  All provisions of the Plan not inconsistent with this
Section 10 shall apply to Awards of Restricted Stock granted to Nonemployee Directors.

                                   SECTION 11

                                 MISCELLANEOUS

     11.1 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

     11.2 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

     11.3 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

     11.4 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

     11.5 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

     11.6 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, after the Plan becomes effective, the Committee (in its sole discretion) may determine that a Participant may, in a manner specified by the Committee, (a) transfer a Nonqualified Stock Option to a Participant's spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration, to (i) a member or members of the Participant's immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant's immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant's immediate family, or (iv) a foundation in which the Participant an/or member(s) of the Participant's immediate family control the management of the foundation's assets. The transferability provisions provided in the preceding sentence shall be effective only if expressly determined by the Committee after the effective date of the Plan.

     11.7  Beneficiary Designations.  Notwithstanding any contrary provisions of
Section 11.6, after the Plan becomes effective, the Committee (in its sole discretion) may determine that a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate. The provisions of this Section 11.7 shall be effective only if expressly determined by the Committee after the effective date of the Plan.

     11.8 No Rights as Stockholder. Except to the limited extent provided in Sections 6.6 and 6.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

                                   SECTION 12

                      AMENDMENT, TERMINATION, AND DURATION

     12.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

     12.2 Duration of the Plan. The Plan shall be effective as of February 12, 2004, and subject to Section 12.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after February 12, 2014.

                                   SECTION 13

                                TAX WITHHOLDING

     13.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

     13.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by
(a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld.

                                   SECTION 14

                               LEGAL CONSTRUCTION

     14.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     14.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     14.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     14.4 Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     14.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California, other than its conflicts of laws provisions.

     14.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

                                   EXECUTION

     IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this restated Plan on the date indicated below.

                                          LSI LOGIC STORAGE SYSTEMS, INC.

                                          By
                                            ------------------------------------
                                            Title:

Dated:           , 2004

                        LSI LOGIC STORAGE SYSTEMS, INC.
                           2004 EQUITY INCENTIVE PLAN
                      NONQUALIFIED STOCK OPTION AGREEMENT

     LSI Logic Storage Systems, Inc. (the "Company") hereby grants you (the "Employee"), a nonqualified stock option under the Company's 2004 Equity Incentive Plan (the "Plan"), to purchase shares of common stock of the Company ("Shares") effective as of the date (the "Grant Date") indicated on the Notice of Grant of Stock Options (the "Notice of Grant") to which this agreement is attached and which are collectively referred to as the "Agreement". In general, the latest date this option will expire is the expiration date indicated on the Notice of Grant (the "Expiration Date"). However, as provided in this Agreement, this option may expire earlier than the Expiration Date. Subject to the provisions of the Notice of Grant, this Agreement and of the Plan, the principal features of this option are as follows:

                                   IMPORTANT:

     Your signature to the Notice of Grant indicates your agreement and understanding that this grant is subject to all of the terms and conditions contained in the Notice of Grant, this Agreement and the Plan. For example, important additional information on vesting and forfeiture of the Shares covered by this grant is contained in the Notice of Grant. PLEASE BE SURE TO READ ALL OF THE NOTICE OF GRANT, WHICH CONTAINS CERTAIN SPECIFIC TERMS AND CONDITIONS OF THIS OPTION.

               TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION

     1. Grant of Option. The Company hereby grants to the Employee under the Plan, as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services, a nonqualified stock option to purchase, on the terms and conditions set forth in this Agreement and the Plan, all or any part of an aggregate of the number of Shares listed in the Notice of Grant.

     2. Exercise Price. The purchase price per Share for this option (the "Exercise Price") shall be the option price listed in the Notice of Grant.

     3. Vesting Schedule. Except as otherwise provided in Paragraph 14 of this Agreement, the right to exercise this option will vest as to twenty-five percent (25%) of the Shares subject to the option on the first anniversary date of the Vesting Commencement Date, and as to an additional 25% on each subsequent anniversary date of the Vesting Commencement Date thereafter, until the right to exercise this option shall have vested with respect to one hundred percent (100%) of such Shares. Shares scheduled to vest on any such date actually will vest only if the Employee has not incurred a Termination of Service prior to such date.

     4. Termination of Option. In the event of the Employee's Termination of Service for any reason other than Disability or death, the Employee may, within three (3) months after the date of such Termination of Service, or prior to the Expiration Date, whichever shall first occur, exercise any then vested but unexercised portion of this option. In the event of the Employee's Termination of Service due to Disability, the Employee may, within one (1) year after the date of Termination of Service due to Disability, or prior to the Expiration Date, whichever shall first occur, exercise any then vested but unexercised portion of this option. In addition, this option may terminate in accordance with Paragraph 13.

     5. Death of Employee. In the event that the Employee dies while in the employ of the Company and/or an Affiliate or during the three (3) month or one
(1) year periods referred to in Paragraph 4 above, the Employee's designated beneficiary, or if no beneficiary survives the Employee, the administrator or executor of the Employee's estate (the "Transferee"), may, within one (1) year after the date of death, exercise any unexercised portion of the option that was vested prior to the Employee's Termination of Service. Any such Transferee must furnish the Company (a) written notice of his or her status as a Transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer of this option and compliance with any laws or regulations pertaining to such transfer, and (c) written acceptance of the terms and conditions of this option as set forth in this Agreement.

     6. Persons Eligible to Exercise Option. Except as provided in Paragraph 5 above or as otherwise determined by the Committee in its discretion, this option shall be exercisable during the Employee's lifetime only by the Employee.

     7. Option is Not Transferable. Except as otherwise expressly provided herein, this option and the rights and privileges conferred hereby may not be transferred, pledged, assigned or otherwise hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, pledge, assign, hypothecate or otherwise dispose of this option, or of any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this option and the rights and privileges conferred hereby immediately shall become null and void.

     8. Exercise of Option. This option may be exercised by the person then entitled to do so as to any Shares which may then be purchased (a) by giving notice of exercise by way of such form, time, place and/or manner as the Company may designate, (b) providing full payment of the Exercise Price (and the amount of any income tax the Company determines is required to be withheld by reason of the exercise of this option or as is otherwise required under Paragraph 10 below), and (c) giving satisfactory assurances in the form or manner requested by the Company that the shares to be purchased upon the exercise of this option are being purchased for investment and not with a view to the distribution thereof. Notwithstanding any contrary provision of this Agreement, if the expiration date of this option falls on a Saturday, Sunday or California holiday, the Employee may exercise any then vested but unexercised portion of this option at any time prior to the close of business on the first business day following that Saturday, Sunday or California holiday. In addition, if the option is to be exercised through a stock broker-assisted transaction, the option must be exercised while the applicable stock market is open for trading and before the option otherwise expires.

     9. Conditions to Exercise. Except as provided in Paragraph 8 above or as otherwise required as a matter of law, and as so specified by the Company at any time, the Exercise Price for this option may be paid in one (1) (or a combination of two (2) or more) of the following forms:

          (a) Personal check, a cashier's check or a money order.

          (b) Irrevocable directions to a securities broker approved by the Company to sell all or part of the option shares and to deliver to the Company from the sale proceeds an amount sufficient to pay the Exercise Price and any required withholding taxes. (The balance of the sale proceeds, if any, will be delivered to Employee.)

          (c) Irrevocable directions to a securities broker or lender approved by the Company to pledge option shares as security for a loan and to deliver to the Company from the loan proceeds an amount sufficient to pay the Exercise Price and any required withholding taxes.

     10. Tax Withholding and Payment Obligations. The Company will assess its requirements regarding tax, social insurance and any other payroll tax withholding and reporting in connection with this option, including the grant, vesting or exercise of this option or sale of shares acquired pursuant to the exercise of this option ("tax-related items"). These requirements may change from time to time as laws or interpretations change. Regardless of the Company's actions in this regard, the Employee hereby acknowledges and agrees that the ultimate liability for any and all tax-related items is and remains his or her responsibility and liability and that the Company (1) makes no representations or undertaking regarding treatment of any tax-related items in connection with any aspect of this option grant, including the grant, vesting or exercise of this option and the subsequent sale of shares acquired pursuant to the exercise of this option; and (2) does not commit to structure the terms of the grant or any aspect of this option to reduce or eliminate the Employee's liability regarding tax-related items. In the event the Company determines that it and/or an Affiliate must withhold or collect any tax-related items as a result of the Employee's participation in the Plan, the Employee agrees as a condition of the grant of this option to make arrangements satisfactory to the Company to enable it to satisfy all withholding and/or collection requirements. The Employee authorizes the Company and/or an Affiliate to withhold all applicable withholding taxes from the Employee's wages. Furthermore, the Employee agrees to pay the Company and/or an Affiliate any amount of taxes the Company and/or an Affiliate may be required to withhold or collect as a result of the Employee's participation in the Plan that cannot be satisfied by deduction from the Employee's wages or other cash compensation paid to the Employee by the Company and/or an Affiliate. The Employee acknowledges that he or she may not exercise this option unless the tax withholding and/or collection obligations of the Company and/or any Affiliate are satisfied.

     11. Suspension of Exercisability. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of the purchase of Shares hereunder, this option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall make reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

     12. Lock-Up Period. The Employee shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares (or other securities) of the Company held by the Employee (other than those included in the registration) for a period specified by the representative of the underwriters of the Shares (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended (the "Securities Act"). The Employee shall execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of the Shares (or other securities) of the Company, the Employee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Any transferee of this option also shall be bound by this Paragraph 12. The certificate evidencing the Shares will be imprinted with any legend the Company, in its discretion, deems appropriate to indicate the restrictions set forth in this Paragraph 12.

     13. No Initial Public Offering. If at any time the Committee shall determine, in its discretion, that an initial listing or registration of any Shares upon any securities exchange or under federal law is not likely to occur, the Committee may, in its discretion, determine that this option shall be converted to an option to purchase shares of common stock of LSI Logic Corporation by such means as the Committee deems appropriate. Unless the Committee determines otherwise, the outstanding option will be converted to an option to purchase shares of common stock of LSI Logic Corporation as follows:

          (a) The option to purchase shares of common stock of LSI Logic Corporation shall be exercisable for the number of Shares subject to the then outstanding portion of this option multiplied by the "Conversion Ratio" (as defined below), with the resulting number of shares rounded down to the nearest whole share; and

          (b) The per share exercise price of the option to purchase shares of common stock of LSI Logic Corporation shall be equal to the quotient of the per Share exercise price of this option divided by the Conversion Ratio, rounded up to the nearest whole cent.

     For purposes of this Agreement, "Conversion Ratio" means the Fair Market Value of a Share immediately prior to the date the option is being converted divided by the fair market value of a share of LSI Logic Corporation common stock at the time of the conversion.

     14. Change in Control. In the event of a Change in Control, this option shall be subject to the definitive agreement governing such Change in Control. Such agreement, without the Employee's consent and notwithstanding any provision to the contrary in this Agreement or the Plan, may provide for: (a) the assumption of this option by the surviving corporation or its parent; (b) the substitution by the surviving corporation or its parent of options with substantially the same terms as this option; (c) the substitution by the surviving corporation or its parent of other awards having a value at least equal to the value as this option; (d) the conversion of this option into an option to purchase the consideration received by the stockholders of the Company in the Change in Control; (e) the termination of this option after the Company shall have provided the Employee with the ability to exercise this option, to the extent then exercisable, for a period of fifteen (15) days or less before the consummation of the Change in Control; or (f) the cancellation of this option after payment to the Employee of an amount in cash or cash equivalents equal to (A) the fair market value of the Shares subject to this option at the time of the Change in Control minus (B) the Exercise Price of the Shares subject to this option at the time of the Change in Control. The Committee may, in its sole discretion, accelerate the exercisability and vesting of this option in connection with any of the foregoing alternatives. For purposes of this Agreement, "Change in Control" means the occurrence of any of the following events: (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; (c) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors; (d) the approval by the shareholders of the Company, or if shareholder approval is not required, by the Board, of a plan of complete liquidation of the Company; or (e) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation. Notwithstanding any provision to the contrary herein, a Change in Control shall not include the registration of any class of the Company's securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, nor any event or series of events through which LSI Logic Corporation ceases to own a majority of the total voting power represented by the voting securities of the Company through a sale of Company securities to the public. "Incumbent Directors" means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

     15. No Rights of Stockholder. Neither the Employee (nor any transferee) shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the Shares issuable pursuant to the exercise of this option, unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee (or transferee).

     16. No Effect on Employment. The Employee's employment with the Company and its Affiliates is on an at-will basis only, subject to the provisions of applicable law. Accordingly, subject to any separate, written, express employment contract with the Employee, nothing in this Agreement or the Plan shall confer upon the Employee any right to continue to be employed by the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company or the Affiliate, which are hereby expressly reserved, to terminate the employment of the Employee at any time for any reason whatsoever, with or without good cause. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company or the Affiliate employing the Employee. For purposes of this Agreement, the transfer of employment of the Employee between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. In addition, a leave of absence or an interruption in service (including an interruption during military service) authorized or acknowledged by the Company, or the Affiliate employing the Employee, as the case may be, shall not be deemed a Termination of Service for the purposes of this Agreement.

     17. Address for Notices. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its General Counsel, at LSI Logic Storage Systems, Inc.1621 Barber Lane, Milpitas, California 95035, or at such other address as the Company may hereafter designate in writing.

     18. Other Benefits. Except as provided below, nothing contained in this Agreement shall affect the Employee's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Company or any Affiliate. Notwithstanding any contrary provision of this Agreement, in the event that the Employee receives a hardship withdrawal from his or her pre-tax account under the Company's 401(k) Plan (the "401(k) Plan"), this option may not be exercised during the six (6) month period following the receipt of such withdrawal, unless the Company determines that such exercise (or a particular manner of exercise) would not adversely affect the continued tax qualification of the 401(k) Plan.

     19. Maximum Term of Option. Notwithstanding any other provision of this Agreement, this option is not exercisable after the Expiration Date.

     20. Binding Agreement. Subject to the limitation on the transferability of this option contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

     21. Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms and phrases used and not defined in this Agreement shall have the meaning set forth in the Plan. This option is not an incentive stock option as defined in Section 422 of the Internal Revenue Code. The Company may, in its discretion; issue newly issued shares or treasury shares pursuant to this option.

     22. Committee Authority. The Committee shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

     23. Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.

     24. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

     25. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Except as otherwise provided herein, modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

     26. Amendment, Suspension, Termination. By accepting this option, the Employee expressly warrants that he or she has received an option to purchase stock under the Plan, and has received, read and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.